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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 20, 1998, accompanying the financial statements and financial highlights of Navellier Aggressive Small Cap Equity Portfolio, a series of shares of Navellier Series Fund, appearing in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Navellier Series Fund. We consent to the use of the aforementioned report and to the references to our Firm in the Registration Statement.

                                        /s/  TAIT, WELLER & BAKER
                                        -------------------------------------
                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
March 31, 1998